Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199046) pertaining to the ContraFect Corporation Amended and Restated 2008 Equity Incentive Plan and the ContraFect Corporation 2014 Omnibus Incentive Plan of our report dated March 26, 2015, with respect to the financial statements of ContraFect Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 26, 2015